UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: January 4, 2016
(Date of earliest event reported)

Oak Valley Bancorp
(Exact name of registrant as specified in its charter)

CA	001-34142	26-2326676
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

125 N. Third Ave., Oakdale, CA	95361
(Address of principal executive	(Zip Code)
offices)

(209) 848-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2016, Rick McCarty was appointed Senior Executive Vice President and Chief Administrative Officer of each of Oak Valley Bancorp (the “Company”) and its subsidiary Oak Valley Community Bank (the “Bank”), and Jeff Gall was appointed Senior Vice President, Chief Financial Officer of each of the Company and the Bank.

The Senior Executive title recognizes McCarty’s continued oversight of the Company’s and Bank’s mission critical functions and signals the integral role he plays within the two organizations’ Executive Management Teams. McCarty, age 44, previously held position of Chief Financial Officer of the Bank since 2000 and of the Company since it was formed in 2008. McCarty also held the position of Chief Administrative Officer of each of the Company and the Bank since 2008.

Gall, age 40, was previously the Vice President of Finance and Accounting of the Bank since 2006 and of the Company since it was formed in 2008.

A copy of the press release announcing the promotions of Mr. McCarty and Mr. Gall is filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated January 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2016
OAK VALLEY BANCORP

	By:	/s/ Jeffrey A. Gall
Jeffrey A. Gall
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized signatory)

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Oak Valley Bancorp dated January 4, 2016